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                                                                   Exhibit 4.3


                          REGISTRATION RIGHTS AGREEMENT


        REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of June 24, 1998, by and among GENERAL MAGIC, INC., a Delaware corporation, with headquarters located at 420 N. Mary Avenue, Sunnyvale, California 94086 (the "COMPANY"), and the undersigned buyers (each, a "BUYER" and collectively, the "BUYERS").

        WHEREAS:

        A. In connection with the Securities Purchase Agreement by and among the parties of even date herewith (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers (i) shares of the Company's Series C Convertible Preferred Stock (the "PREFERRED SHARES"), which will be convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"); and
(ii) warrants to acquire shares of Common Stock (the "WARRANTS") (the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "WARRANT SHARES"); and

        B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

        1. DEFINITIONS.

               As used in this Agreement, the following terms shall have the following meanings:

               a. "INVESTOR" means a Buyer and any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.
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               b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

               c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

               d. "REGISTRABLE SECURITIES" means the Conversion Shares and the Warrant Shares issued or issuable upon conversion of the Preferred Shares or the exercise of the Warrants, as the case may be, the Registration Delay Payment Shares (as defined in Section 2(h)) and any shares of capital stock issued or issuable with respect to the Conversion Shares, the Preferred Shares, the Warrant Shares, the Warrants or the Registration Delay Payment Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, regardless of any limitation on conversions of Preferred Shares or on exercise of the Warrants.

               e. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

        2. REGISTRATION.

               a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the date of issuance of the Preferred Shares, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of the Investors holding a majority of the Registrable Securities and the provisions of Section 2(c), which consent will not be unreasonably withheld), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act ("RULE 416"), such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions, and (ii) if permitted by law, by reason of changes in the Conversion Price or Conversion Rate of the Preferred Shares in accordance with the terms of the Certificate of Designations or changes in the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of the Warrants. Such Registration Statement shall initially register


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for resale a number of shares of Common Stock equal to at least 200% of the number of Conversion Shares issued and issuable and 150% of the number of Warrant Shares issued and issuable as of the business day immediately preceding the date the Company files the Registration Statement (without regard to any limitations on conversions or exercises), subject to adjustment as provided in
Section 3(b). Such registered shares of Common Stock shall be allocated among the Investors pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the SEC. The Company shall use its best efforts to have the Registration Statement(s) declared effective by the SEC as soon as practicable, but in no event later than 90 days after the issuance of the relevant Preferred Shares.

               b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all Preferred Shares and Warrants then outstanding were converted into or exercised for Registrable Securities, without regard to any limitations on conversions or exercises.

               c. Counsel. Subject to Section 5 hereof, in connection with any offering pursuant to this Section 2, the Investors shall have the right to select one legal counsel, which counsel shall be selected by the Investors holding a majority of the Registrable Securities. The Company shall reasonably cooperate with any such counsel.

               d. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the number of shares of Common Stock available for sale under an effective Registration Statement is insufficient to cover all of the Registrable Securities (as defined in Section 3(b)) and the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any shares of Common Stock (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor who is entitled to registration rights under this Section 2(d) written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(d) and, if within 20 days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such

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Registration Statement all or any part of the Registrable Securities such
Investor requests to be registered, subject to the priorities set forth in
Section 2(e) below. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under
Section 2(a). The obligations of the Company under this Section 2(d) may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

               e. Priority in Piggy-Back Registration Rights in connection with Registrations for Company Account. If the registration referred to in Section 2(d) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing that, in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

               f. Eligibility for Form S-3. The Company represents, warrants and covenants that on and after the date hereof it meets and will meet the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities and the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, then the Company (i) with the consent of the Investors holding a majority of the Registrable Securities pursuant to Section 2(a), shall register the sale of the Registrable Securities on another appropriate form, and
(ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

               g. Rule 416. The Company and the Investors each acknowledge that an indeterminate number of Registrable Securities shall be registered pursuant to Rule 416 under the 1933 Act so as to include in such Registration Statement any and all Registrable Securities which

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may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions, and (ii) if permitted by law, by reason of reductions in the Conversion Price (as defined in the Certificate of Designations) of the Preferred Shares in accordance with the terms thereof, including, without limitation, the terms which cause the Floating Conversion Price (as defined in the Certificate of Designations) to decrease as the price of the Common Stock decreases or changes in the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of the Warrants (collectively, the "RULE 416 SECURITIES"). In this regard, the Company agrees to use all reasonable efforts to ensure that the maximum number of Registrable Securities which may be registered pursuant to Rule 416 under the 1933 Act are covered by the Registration Statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall use all reasonable efforts to affirmatively support and to not take any position adverse to the position that the Registration Statement filed hereunder covers all of the Rule 416 Securities. If the Company takes a position adverse to the position that the Registration Statement filed hereunder covers all of the Rule 416 Securities, then the Company shall immediately provide to each Investor written notice setting forth the basis for the Company's position and the authority therefor.

               h. Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If (i) the Registration Statement is not filed on or before 60 days after the Issuance Date (as defined in the Certificate of Designations) of the Preferred Shares (the "SCHEDULED FILING DATE"); (ii) the Registration Statement is not declared effective by the SEC on or before 90 days after the Issuance Date of the Preferred Shares (the "SCHEDULED EFFECTIVE DATE"); or (iii) after the Registration Statement has been declared effective by the SEC, sales cannot be made (other than on any days during any Allowable Grace Period (as defined in Section 3(f)) pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise); then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell any of the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Preferred Shares an amount in cash per Preferred Share held equal to the product of (i) $10,000 multiplied by (ii) the sum of (A) .010, if the Registration Statement is not filed by the Scheduled Filing Date, plus (B) .010, if the Registration Statement is not declared effective by the SEC by the Scheduled Effective Date, plus (C) the product of (I) .0005 multiplied by (II) the sum of (x) the number of days after the Scheduled Filing Date and prior to the date that the relevant Registration Statement has not been filed with the SEC, (y) the number of days after the Scheduled Effective Date and prior to the date that the relevant Registration Statement has not been declared effective by the SEC, and (z) the number of days after the Registration Statement has been declared effective by the SEC that the Registration Statement is not available (other than on any days during any Allowable Grace Period) for sales of at least all of the Registrable Securities. The payments to which a holder shall be entitled pursuant to this
Section 2(h) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid within five business days of the earlier of (A) the first day of the month following the occurrence of the


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event resulting in the requirement to make Registration Delay Payments, or (B)
the date on which the event resulting in the requirement to make Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (or the maximum rate permitted by law), prorated for partial months, until paid in full. Registration Delay Payments, and any interest thereon, shall be paid in cash, unless an Investor elects to have such amounts included in the Additional Amount (as defined in the Certificate of Designations) by providing the Company written notice of such election at any time prior to the Company's payment of such amounts. If the Company fails to pay the Registration Delay Payments, including any interest thereon, within 15 business days of the applicable payment date, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of the Registration Delay Payments, including any interest thereon, the number of shares of Common Stock (the "REGISTRATION DELAY PAYMENT SHARES") equal to the quotient of (X) the sum of the Registration Delay Payments and all interest accrued thereon, divided by
(Y) the lowest Closing Bid Price on any day during the period beginning on and including the date the Registration Delay Payments were due and payable and ending on and including the date the holder delivers written notice to the Company of its election to receive shares of Common Stock in lieu of the Registration Delay Payments.

        3. RELATED OBLIGATIONS.

        Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(d) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

               a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the thirtieth day after the date of issuance of the Preferred Shares for the registration of Registrable Securities pursuant to Section 2(a)) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing (but in no event later than the Scheduled Effective Date, for the registration of Registrable Securities pursuant to Section 2(a)), and keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Registrable Securities and (B) none of the Preferred Shares or Warrants is outstanding (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall

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submit to the SEC, within three business days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request.

               b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities for all Investors, in each case, as soon as practicable, but in any event within 15 days after the necessity therefore arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued upon conversion of the Preferred Shares or upon exercise of the Warrants or issuable upon conversion of the then outstanding Preferred Shares or upon exercise of the then outstanding Warrants is greater than the quotient determined by dividing (i) the number of shares of Common Stock available for resale under such Registration Statement by
(ii) 1.5. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the convertibility of the Preferred Shares or on the exercisability of the Warrants shall be disregarded and such calculation shall assume that the Preferred Shares and Warrants are then convertible and exercisable, respectively, into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations) or Warrant Exercise Price (as defined in the Warrants), as the case may be.

               c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its

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representatives, (ii) promptly after the effectiveness of any Registration
Statement, ten copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request), and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

               d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

               e. Intentionally omitted.

               f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. Notwithstanding anything to the contrary in this
Section 3(f), at

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any time after the Registration Statement has been declared effective, the
Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided, that the Company shall promptly (I) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (II) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 15 consecutive calendar days and during any consecutive 365-day period, the Grace Period shall not exceed 45 calendar days in the aggregate (an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (I) and shall end on and include the date the holders receive the notice referred to in clause (II). The provisions of Section 2(h) of this Agreement and Section 2(c)(ii) of the Certificate of Designations shall not be applicable during the period of any Grace Period. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto. In the event a Grace Period exceeds the Allowable Grace Period, the Maturity Date (as defined in the Certificate of Designations) shall be delayed one and one-half (1 1/2) days for each day in excess of the Allowable Grace Period as provided in
Section 2(g) of the Certificate of Designations.

               g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

               h. The Company shall permit each Investor and a single counsel, initially Katten Muchin & Zavis or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, to review and comment upon a Registration Statement and all amendments and supplements thereto at least five business days prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld.

               i. At the request of any Investor and at such Investor's expense, the Company shall use its best efforts to furnish to such Investor, on the date of the effectiveness of

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

the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

               j. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

               k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.


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

               l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq SmallCap Market, or the Nasdaq National Market, The American Stock Exchange, Inc. or The New York Stock Exchange, Inc., as the case may be, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

               m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

               n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

               o. The Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

               p. If requested by the managing underwriters or an Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make any reasonable amendments to any Registration Statement or the related prospectus if requested by an Investor or any underwriter of such Registrable Securities.

               q. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

               r. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

               s. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

               t. Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

               u. From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include more than 750,000 shares of Common Stock in any Registration Statement under Section 2(a) or any amendment of supplement thereto without the consent of the Investors holding a majority of the Registrable Securities.

        4. OBLIGATIONS OF THE INVESTORS.

               a. At least seven days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

               b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

               c. In the event any Investor elects to participate in an underwritten public offering pursuant to Section 2, each such Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations (only with respect to violations which occur in reliance upon and in conformity with information furnished in writing to the Company by such Investor expressly for use in the Registration Statement for such underwritten public offering), with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

               d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f), or until, in the case of a Grace Period, after the date on which the Allowable Grace Period ended.

               e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

        5. EXPENSES OF REGISTRATION.

               All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Investors selected by the Investors holding a majority of the Registrable Securities, shall be paid by the Company.

        6. INDEMNIFICATION.

               In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents of, and each Person, if any, who controls, any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer or disposition of the Registrable Securities by the Investors.

               b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them promptly as such expenses are incurred and are due and payable in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

               d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party and approved by the Indemnified Person or the Indemnified Party, as the case may be, which approval shall not be unreasonably withheld; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all nonpriviledged information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

               e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

               f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

        7. CONTRIBUTION.

               To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

        8. REPORTS UNDER THE 1934 ACT.

               With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

               a. make and keep public information available, as those terms are understood and defined in Rule 144;

               b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

               c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144.

        9. ASSIGNMENT OF REGISTRATION RIGHTS.

               The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and
(b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

        10. AMENDMENT OF REGISTRATION RIGHTS.

               Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds (_) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

        11. MISCELLANEOUS.

               a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) upon receipt, when delivered by a delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

               General Magic, Inc.
               420 N. Mary Avenue
               Sunnyvale, California 94086
               Telephone:    408-774-4000
               Facsimile:    408-774-4033
               Attention:    President

        With a copy to:

               Gray Cary Ware & Freidenrich
               400 Hamilton Avenue
               Palo Alto, California 94301
               Telephone:    650-328-6561
               Facsimile:    650-327-3699
               Attention:    James Koshland, Esq.

        If to a Buyer, to its address and facsimile number on the Schedule of Buyers attached hereto, with copies to such Buyer's counsel as set forth on the Schedule of Buyers.

Each party shall provide five days prior notice to the other party of any change in address, phone number or facsimile number.

               c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               d. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of (i) the state and federal courts sitting in the City of New York, borough of Manhattan and (ii) the state and federal courts sitting in the State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               e. This Agreement and the Securities Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

               f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

               g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Preferred Shares and Warrants then outstanding have been converted into or exercised for, as the case may be, Registrable Securities (without regard to any limitations on conversions or exercises).

               k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


COMPANY:                           BUYERS:

GENERAL MAGIC, INC.                THEMIS PARTNERS L.P.
                                       By:  Promethean Investment Group L.L.C.
                                       Its:  General Partner
By:  /s/
     ----------------------------
Name:
Its:                                   By: /s/
                                           -----------------------------------
                                       Name:       James F. O'Brien, Jr.
                                       Its:        President


                                   HERACLES FUND
                                       By:  Promethean Investment Group L.L.C.
                                       Its:  Investment Advisor


                                       By: /s/
                                           -----------------------------------
                                       Name:       James F. O'Brien, Jr.
                                       Its:        President


                                   RGC INTERNATIONAL INVESTORS, LDC
                                       By:  Rose Glen Capital Management, L.P.
                                       Its:   Investment Advisor

                                   By:  RGC General Partner Corp.
                                       Its:   General Partner

                                       By: /s/
                                           -----------------------------------
                                       Name:       Wayne Bloch
                                       Its:        Managing Director

                                HALIFAX FUND, L.P.
                                    By:     The Palladin Group, L.P.
                                    Its:    Attorney-in-Fact


                                    By: /s/
                                        -----------------------------------
                                    Name:   Robert Chender
                                    Title:  Managing Director


                                PALLADIN PARTNERS I, L.P.
                                    By:     Palladin Asset Management, L.L.C.
                                    Its:    General Partner


                                    By: /s/
                                        -----------------------------------
                                    Name:   Robert Chender
                                    Title:  Managing Director


                                PALLADIN OVERSEAS FUND LIMITED
                                    By:     The Palladin Group L.P.
                                    Its:    Attorney-in-Fact


                                    By: /s/
                                        -----------------------------------
                                    Name:    Robert Chender
                                    Title:   Managing Director


                                THE GLENEAGLES FUND COMPANY
                                    By:         The Palladin Group L.P
                                    Its:        Attorney-in-Fact


                                    By: /s/
                                        -----------------------------------
                                    Name:       Robert Chender
                                    Title:      Managing Director

                                    PALLADIN SECURITIES, LLC


                                        By: /s/
                                            -----------------------------------
                                        Name:       Robert Chender
                                        Title:      Principal


                                    COLONIAL PENN LIFE INSURANCE COMPANY
                                        By:         The Palladin Group L.P.
                                        Its:        Attorney-in-Fact


                                        By: /s/
                                            -----------------------------------
                                        Name:       Robert Chender
                                        Title:      Managing Director

                               SCHEDULE OF BUYERS

    INVESTOR NAME              INVESTOR ADDRESS             INVESTOR'S REPRESENTATIVES' ADDRESS
--------------------   -------------------------------      -----------------------------------
Themis Partners L.P.   Promethean Investment Group, L.L.C.  Promethean Investment Group, L.L.C.
                       40 West 57th Street, Suite 1520      40 West 57th Street, Suite 1520
                       New York, New York 10019             New York, New York 10019
                       Attn: James F. O'Brien, Jr.          Attn: James F. O'Brien, Jr.
                       Facsimile: 212-698-0505                    E. Kurt Kim
                                                            Facsimile: 212-698-0505

                                                            Katten Muchin & Zavis
                                                            525 West Monroe, Suite 1600
                                                            Chicago, Illinois  60661-3693
                                                            Attn:  Robert J. Brantman,
                                                            Esq.
                                                            Facsimile:  312-902-1061


Heracles Fund          Bank of Bermuda (Cayman) Limited     Promethean Investment Group,
                       P.O. Box 513                         L.L.C.
                       3rd Floor British American Center    40 West 57th Street, Suite 1520
                       Dr. Roy's Drive                      New York, New York 10019
                       Georgetown, Grand Cayman             Attn: James F. O'Brien, Jr.
                       Cayman Island, BWI                          E. Kurt Kim
                       Attn: Allen J. Bernardo              Facsimile: 212-698-0505
                       Facsimile: 809-949-7802
                                                            Katten Muchin & Zavis
                                                            525 West Monroe, Suite 1600
                                                            Chicago, Illinois  60661-3693
                                                            Attn:  Robert J. Brantman,
                                                            Esq.
                                                            Facsimile:  312-902-1061

RGC International      c/o Rose Glen Capital                Rose Glen Capital Management,
Investors, LDC         Management, L.P.                     L.P.
                       3 Bala Plaza East, Suite 200         3 Bala Plaza East, Suite 200
                       Bala Cynwyd, Pennsylvania            Bala Cynwyd, Pennsylvania
                       Attn:  Gary Kaminsky                 Attn:  Gary Kaminsky
                       Facsimile:  610-617-0570             Facsimile:  610-617-0570

Palladin Partners I,   c/o The Palladin Group L.P.          The Palladin Group L.P.
L.P.                   40 West 57th Street                  As Investment Advisor
                       15th Floor                           40 West 57th Street
                       New York, NY  10019                  15th Floor
                       Attn:  Kevin Gerlitz                 New York, NY 10019
                       Facsimile:  212-698-0563             Attn:  Kevin Gerlitz
                                                            Facsimile:  212-698-0563


Halifax Fund, L.P.     c/o Citco Fund Services (Cayman      The Palladin Group L.P.
                       Islands) Ltd.                        As Investment Advisor
                       Corporate Centre, West Bay Road      40 West 57th Street
                       P.O. Box 31106 SMB                   15th Floor
                       Grand Cayman, Cayman Islands         New York, NY 10019
                       Facsimile:  345-949-3877             Attn:  Kevin Gerlitz
                                                            Facsimile:  212-698-0563

The Gleneagles Fund    c/o Citco Fund Services (Cayman      The Palladin Group L.P.
Company                Islands) Ltd.                        As Investment Advisor
                       Corporate Centre, West Bay Road      40 West 57th Street
                       P.O. Box 31106 SMB                   15th Floor
                       Grand Cayman, Cayman Islands         New York, NY 10019
                       Facsimile:  345-949-3877             Attn:  Kevin Gerlitz
                                                            Facsimile:  212-698-0563


    INVESTOR NAME              INVESTOR ADDRESS             INVESTOR'S REPRESENTATIVES' ADDRESS
--------------------   -------------------------------      -----------------------------------
Palladin Overseas      c/o Citco Fund Services (Cayman      The Palladin Group L.P.
Fund Limited           Islands) Ltd.                        As Investment Advisor
                       Corporate Centre, West Bay Road      40 West 57th Street
                       P.O. Box 31106 SMB                   15th Floor
                       Grand Cayman, Cayman Islands         New York, NY 10019
                       Facsimile:  345-949-3877             Attn:  Kevin Gerlitz
                                                            Facsimile:  212-698-0563

Colonial Penn Life     Colonial Penn Life Insurance         The Palladin Group L.P.
Insurance Company      Company                              As Investment Advisor
                       1818 Market Street                   40 West 57th Street
                       Philadelphia, PA  19181              15th Floor
                                                            New York, NY 10019
                                                            Attn:  Kevin Gerlitz
                                                            Facsimile:  212-698-0563

Palladin Securities,   c/o The Palladin Group L.P.          The Palladin Group L.P.
LLC                    40 West 57th Street                  As Investment Advisor
                       15th Floor                           40 West 57th Street
                       New York, NY  10019                  15th Floor
                       Attn:  Kevin Gerlitz                 New York, NY 10019
                       Facsimile:  212-698-0563             Attn:  Kevin Gerlitz
                                                            Facsimile:  212-698-0563

                                                                       EXHIBIT A


                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]

Attn:   ___________________

               RE:    GENERAL MAGIC, INC.

Ladies and Gentlemen:

        We are counsel to GENERAL MAGIC, INC., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT") entered into by and among the Company and the Buyers named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders shares of its Series C Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES"), and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 1998, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

        In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge as of the date hereof, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                Very truly yours,

                                [COMPANY COUNSEL]

                                            By:
                                               --------------------------------
cc:     [LIST NAMES OF HOLDERS]